                                                                   Exhibit 10.15

                       INCENTIVE STOCK OPTION AGREEMENT
                       --------------------------------

THIS AGREEMENT is made as of the 28th day of January, 2000.

BETWEEN:   MODERN RECORDS, INC., a company duly incorporated under the laws of
           --------------------
           the State of California, having a business office at 468 N. Camden Drive, 3rd Floor, Beverly Hills, California, USA, 90210

           (hereinafter call the "Company")                   OF THE FIRST PART


AND:       HAROLD RUSTIGAN, c/o 468 N. Camden Drive, 3rd Floor, Beverly Hills,
           ---------------
           California, USA, 90210


           (Hereinafter call the "Optionee")                  OF THE SECOND PART


WHEREAS the Optionee is an Officer of the Company and requires as a condition of holding such position that the parties enter into this Incentive Stock Option Agreement on the terms and conditions hereinafter set forth;

AND WHEREAS this incentive stock option is granted by the Company in reliance on exemptions from registration and prospectus requirements contained in Sections 45(2)(10) and 74(2)(9), respectively, of the Securities Act (British
                                                      --------------
Columbia);

AND WHEREAS the Company has been classified as a "Tier 2" company by the Canadian Venture Exchange.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements herein contained the parties hereto covenant and agree as follows:

1. Subject to paragraph 6 and 7, from the date hereof, the Optionee shall have and be entitled to and the Company hereby grants to the Optionee an option to purchase up to THREE HUNDRED THOUSAND (300,000) fully paid and non-assessable shares of the Company from the treasury on or before JANUARY 28, 2004 at the price of $1.04 per share (the "Exercise Price").

2. The right to purchase shares under the Option will vest in the holder in increments over the term of the Option a follows:

     -------------------------------------------------------------------------
         Date             Cumulative Number of Shares which may be Purchased
     -------------------------------------------------------------------------
      January 28, 2000                    150,000
      January 28, 2001                     50,000
      January 28, 2002                     50,000
      January 28, 2003                     50,000
     -------------------------------------------------------------------------

This Option may be exercised in accordance with its terms at any time and from time to time from and including the Option Date through to and including up to 5:00 local time in Vancouver, British Columbia on the Expiry Date, by delivery to the Company of an Exercise Notice and a certified cheque or bank draft payable to Modern Records, Inc. in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

3. The right to take up shares pursuant to the option herein granted is exercisable by notice in writing to the Company accompanied by a certified cheque in favour of the Company for the full amount of the Exercise Price of the shares being then purchased. When such payment is received, the Company covenants and agrees to issue and deliver to the Optionee share certificates in the name of the Optionee for the number of shares so purchased.

4. This is an option agreement only and does not impose upon the Optionee any obligation to take up and pay for any of the shares under option.

5. The option herein granted shall be non-transferable, non-assignable or negotiable by the Optionee otherwise than by Will or the law of intestacy and the option may be exercised during the lifetime of the Optionee only by the Optionee.

6. If the Optionee should die while he is an Officer of the Company, the option herein granted may then be exercised by his legal heirs of personal representatives to the same extent as if the Optionee were alive and an Officer of the Company for a period of six (6) months after the death of the Optionee but only for such shares as the Optionee was entitled to at the date of the death of the Optionee.

7. Subject to paragraph 5 hereof, the option herein granted shall cease and become null and void following the thirtieth day after which the Optionee ceases to act as an Officer of the Company for any reason other than death.

8. The provisions of the agreement and the exercise of the rights hereinbefore granted to the Optionee are subject to the approvals of the applicable regulatory authorities and the shareholders of the Company; provided, however, that in the event that such approvals are not obtained within 12 months of the date of this agreement, then this agreement shall from that date be null and void and of no further force and effect.

9. The Optionee hereby acknowledges that, in the event the Optionee is an insider of the Company, the option herein granted may not be exercised in full or in part until this agreement has been approved by the shareholders at a general meeting of the Company.

10. In the event of any subdivision, consolidation or other change in the share capital of the Company while any portion of the options hereby granted are outstanding, the number of shares under option to the Optionee and the price thereof shall be deemed adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Company.

11. The Company hereby covenants and agrees to and with the Optionee that it will reserve in its treasury sufficient shares to permit the issuance and allotment of shares to the Optionee upon full exercise of the option herein granted.

12. If at any time during the continuance of this agreement, the parties hereto deem it necessary or expedient to make any alteration or addition to this agreement, they may do so by means of a written agreement between them which will be supplemental hereto and form part hereof and which will be subject to the approval of the Canadian Venture Exchange and the shareholders at a general meeting of the Company and/or any requirements of the securities regulatory bodies in effect at that time.

13. This agreement may be executed in several parts in the same form and such parts as so executed will together constitute one original agreement, and such parts, if more than one, will be read together as if all the signing parties hereto had executed one copy of this agreement.

14. This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, and successors.

15. Wherever the plural or masculine are used throughout this agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic where the context of the parties thereto require.

16. The Optionee hereby acknowledges and confirms that he has obtained independent legal advise with respect to this agreement and understands and is aware that the securities of the Company have not been registered under the Securities Act of 1933, as amended and that the granting of this option is conditional upon it being exempt from the application of the Securities Act of 1933 and any applicable state laws. The Optionee covenants with and to the Company that he will exercise the option herein granted, and dispose of the shares thereby acquired, only in accordance with all applicable laws.

IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed as of day and year first above written.

The COMMON SEAL of                    )
MODERN RECORDS, INC in the            )
presence of:                          )
                                      )                c/s
----------------------------          )
                                      )
SIGNED, SEALED AND DELIVERED          )
by HAROLD RUSTIGIAN in the            )
presence of:                          )
                                      )
----------------------------          )       -------------------------------
Witness                               )       Harold Rustigian




This is page 4 to that certain Incentive Stock Option Agreement between MODERN RECORDS, INC. and HAROLD RUSTIGIAN dated as of the 28th day of January 2000.